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              STEIN ROE FLOATING RATE INCOME FUND
                     AMENDMENT TO AGREEMENT
                    AND DECLARATION OF TRUST


     The undersigned, being a majority of the duly elected and qualified Trustees of Stein Roe Floating Rate Income Fund, a voluntary association with transferable shares organized under the laws of the Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated August 13, 1998 (the "Declaration of Trust"), do hereby amend the Declaration of Trust as follows and hereby consent to such amendment:

     Article 1, Section 1 of the Declaration of Trust is deleted and the following is inserted in lieu thereof:

        Section 1. This Trust shall be known as Liberty-Stein Roe Advisor Floating Rate Fund, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall be one instrument.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of this 7th day of October, 1999.


JOHN A. BACON JR.                ___________________________
John A. Bacon Jr.                Janet Langford Kelly

WILLIAM W. BOYD                  ___________________________
William W. Boyd                  Charles R. Nelson

LINDSAY COOK                     THOMAS C. THEOBALD
Lindsay Cook                     Thomas C. Theobald

DOUGLAS A. HACKER                THOMAS W. BUTCH
Douglas A. Hacker                Thomas W. Butch

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STATE OF ILLINOIS)    SS
COUNTY OF COOK   )

Then personally appeared the above-named John A. Bacon Jr., known to me and known to be a trustee of Stein Roe Floating Rate Income Fund, and acknowledged the foregoing instrument to be his free act and deed, before me.
                                    JUDY C. TERRAZINO
                                    Notary Public
                                    My commission expires: 10/6/03
                                   (NOTARIAL SEAL)

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STATE OF ILLINOIS)    SS
COUNTY OF COOK   )

Then personally appeared the above-named William W. Boyd, known to me and known to be a trustee of Stein Roe Floating Rate Income Fund, and acknowledged the foregoing instrument to be his free act and deed, before me.
                                    JUDY C. TERRAZINO
                                    Notary Public
                                    My commission expires: 10/6/03
                                   (NOTARIAL SEAL)

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STATE OF ILLINOIS)    SS
COUNTY OF COOK   )

Then personally appeared the above-named Lindsay Cook, known to me and known to be a trustee of Stein Roe Floating Rate Income Fund, and acknowledged the foregoing instrument to be his free act and deed, before me.
                                    JUDY C. TERRAZINO
                                    Notary Public
                                    My commission expires: 10/6/03
                                   (NOTARIAL SEAL)

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STATE OF ILLINOIS)    SS
COUNTY OF COOK   )

Then personally appeared the above-named Douglas A. Hacker, known to me and known to be a trustee of Stein Roe Floating Rate Income Fund, and acknowledged the foregoing instrument to be his free act and deed, before me.
                                    JUDY C. TERRAZINO
                                    Notary Public
                                    My commission expires: 10/6/03
                                   (NOTARIAL SEAL)


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STATE OF ILLINOIS)    SS
COUNTY OF COOK   )

Then personally appeared the above-named Thomas C. Theobald, known to me and known to be a trustee of Stein Roe Floating Rate Income Fund, and acknowledged the foregoing instrument to be his free act and deed, before me.
                                    JUDY C. TERRAZINO
                                    Notary Public
                                    My commission expires: 10/6/03
                                   (NOTARIAL SEAL)


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STATE OF ILLINOIS)    SS
COUNTY OF COOK   )

Then personally appeared the above-named Thomas W. Butch, known to me and known to be a trustee of Stein Roe Floating Rate Income Fund, and acknowledged the foregoing instrument to be his free act and deed, before me.
                                    JUDY C. TERRAZINO
                                    Notary Public
                                    My commission expires: 10/6/03
                                   (NOTARIAL SEAL)